UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2012

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive, Waco, Texas	76712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 761-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 2.01  Completion of a Disposition of a Significant Amount of Assets.

In June 2012, the capital and ownership structures of two European entities under common control of FirstCity Financial Corporation (“FirstCity” or the “Company”), and a non-affiliated investor group were modified (as agreed-upon by FirstCity and the non-affiliated investor group). The entities involved included UBN, SAS (“UBN”), a portfolio acquisition partnership, and MCS et Associés (“MCS”), a servicing entity. At the time of restructure, FirstCity had a direct 70% controlling ownership interest in UBN and a combined direct and indirect 37% noncontrolling ownership interest in MCS. FirstCity’s indirect ownership interest in MCS resulted from its ownership in UBN, which had a direct 35% noncontrolling ownership interest in MCS. Under terms of the restructure, FirstCity and the non-affiliated investor group contributed their MCS ownership interests to UBN in exchange for modified ownership interests in UBN that approximated their respective economic interests in these entities (on a combined basis) prior to the restructure. As a result, UBN now has a 100% controlling interest in MCS, and FirstCity’s ownership interest in UBN decreased to 38% (the controlling 62% interest in UBN is now held by the non-affiliated investor group). As such, the form of FirstCity’s investment in UBN changed from a consolidated subsidiary to an unconsolidated subsidiary (now treated as an equity-method investment), and FirstCity no longer has any direct investment in MCS.

On November 7, 2012, FirstCity Europe Corporation, FirstCity Servicing Corporation and FirstCity Diversified Holdings LLC (the “FirstCity Sellers”), all wholly-owned subsidiaries of FirstCity, entered into a Share Transfer Agreement with Miromesnil Gestion, a French societe anonyme, which is a wholly-owned subsidiary of MCS, as purchaser (the “Purchaser”), and UBN, and certain shareholders of UBN, as additional parties, relating to the sale of all shares of UBN owned by the FirstCity Sellers to the Purchaser for an aggregate purchase price of 20,000,000 Euros with a closing date not later than December 20, 2012.

On December 17, 2012, the FirstCity Sellers sold their ownership interest in UBN to Miromesnil Gestion for 20,000,000 Euros (or approximately $26.3 million).

Item 7.01.  Regulation FD Disclosure.

The following information is being provided pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, should not be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The information contained under Item 2.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                     Exhibits.

10.1                        Share Transfer Agreement dated November 7, 2012 between FirstCity Diversified Holdings LLC, FirstCity Europe Corporation and FirstCity Servicing Corporation, as the transferors, and Miromesnil Gestion, as the Tranferee (incorporated herein by reference to Exhibit 10.1 of the Company’s Form 10-Q dated November 14, 2012

99.1                        Press release dated December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: December 19, 2012	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer